SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               March 26, 2003
                               --------------
                                Date of Report
                      (Date of Earliest Event Reported)

                            GloTech Industries, Inc.
                            ------------------------
            (Exact Name of Registrant as Specified in its Charter)

       Nevada                    333-75297                   87-0616524
       ------                    ---------                   ----------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                       2153 SE Hawthorne Road, Suite S112
                           Gainesville, Florida 32641
                           --------------------------
                   (Address of Principal Executive Offices)

                                (801) 377-1758
                                --------------
                         Registrant's Telephone Number

                              R & R RANCHING, INC.
                         1065 West 1150 South
                               Provo, Utah 84601
                               -----------------
         (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.
          ---------------------------------

     (a) Effective as of March 26, 2003, the Registrant ("R & R Ranching"), GloTech Industries, Inc., a Delaware corporation ("GloTech"), and certain shareholders of GloTech (the "GloTech Stockholders") owning approximately 87.6% of the outstanding securities of GloTech, executed an Agreement and Plan of Reorganization (the "Agreement"), whereby the Registrant agreed to acquire up to 100% of the outstanding shares of common stock of GloTech in exchange for an aggregate of 15,800,000 post-dividend shares of common stock of the Registrant, or approximately 82% of the post-Agreement outstanding securities of the Registrant, taking into account the cancellation of an aggregate of 18,800,000 post-dividend shares of common stock of the Registrant that were owned by Fred L. Hall, the pre-Agreement President and a pre-Agreement Director of the Registrant, and by TradeCo Corp. and 1st Zamora Corp., stockholders of the Registrant. The combination of these entities was treated as a purchase for accounting purposes, and GloTech will become a wholly-owned subsidiary of the Registrant if all GloTech Stockholders execute and deliver a copy of the Agreement. The Agreement provided that it could be closed on receipt of the signatures of GloTech Stockholders owning not less than 80% of the GloTech outstanding securities, and at closing, signatures of persons owning 87.6% of GloTech's outstanding securities had been received; the Registrant and GloTech will use their best efforts to obtain the remaining signatures of the GloTech Stockholders as soon as is reasonably practicable, and both parties anticipate that all GloTech Stockholders will exchange their respective shares of GloTech for shares of the Registrant under the Agreement.

     On March 21, 2003, a forward split of two for one of the common stock of the Registrant that was effected by dividend became effective, and all computations herein take into account that dividend.

     By virtue of (i) the percentage of the Registrant acquired under the Agreement by the GloTech Stockholders; and (ii) the provisions of the Agreement that provided for the election of the current sole director and executive officer of GloTech to the Board of Directors of the Registrant, this Agreement may be deemed to have involved a "change of control."

     The source of the consideration used by the GloTech Stockholders to acquire their interest in the Registrant was the exchange of outstanding securities of GloTech.

     The primary basis of the "control" by the GloTech Stockholders is stock ownership and/or management positions.

     The principal terms of the Agreement were:

     1. Prior to the completion of the Agreement, (i) the Registrant was required to effect a two for one forward split by dividend on outstanding common stock for the benefit of stockholders, with a mandatory exchange of stock certificates by the Registrant's stockholders being required to receive the dividend, as required by the Agreement; and (ii) an aggregate of 18,800,000 post-dividend shares of the Registrant were required to be delivered to the Registrant for cancellation pending the closing of the Agreement;

     2. The issuance, pro rata, of an aggregate of 15,800,000 post-dividend shares of common stock ("restricted securities") of the Registrant for 100% of the outstanding shares of GloTech, including any securities offered and sold by GloTech to satisfy the condition precedent to the closing of the Agreement that GloTech shall have raised not less than $500,000 from the sale of shares of its common stock to "accredited investors";

     3. All pre-Agreement assets of the Registrant, consisting primarily of its herd of buffalo, shall be sold following closing, and the funds therefrom shall be used to pay all outstanding liabilities of the Registrant existing at the closing, except for expenses of the Registrant's counsel related to services rendered in connection with the Agreement, which had been paid GloTech, with any balance to be retained by Fred L. Hall, the former sole director and executive officer of the Registrant, as additional consideration for canceling a portion of his "restricted securities" of the Registrant and compensation for any and all services rendered by him to the Registrant prior to and including the closing;

     4. Following the closing of the Agreement, the Registrant amended its Articles of Incorporation to change its name to "GloTech Industries, Inc." and obtained a new Cusip Number and OTC Bulletin Board Symbol for such name; and

     5. The designation of the sole director and executive officer nominated by the GloTech Stockholders.

     Prior to the completion of the Agreement, taking into account the cancellation of the 18,800,000 post-dividend shares, there were 3,400,000 outstanding shares of the Registrant's common stock. Following the completion of the Agreement, there were 19,200,000 post-dividend outstanding shares of common stock.

     A copy of the Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibit 2.1.

     (b)(i) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

Name                           Positions Held      Shares Owned          %
----                           --------------      ------------         ---

Fred L. Hall                   President           18,000,000           81%
                               and Director

1st Zamora Corp.               Stockholder          2,000,800            9%


TOTALS:                                            20,000,800           90%

     (b)(ii) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

Name                           Positions Held       Shares Owned         %*
----                           --------------       -------------       --

Heinz Fraunhoffer              President and         2,700,000          16%
                               Director

FullCircle Registry, Inc.      Stockholder           1,000,000           6%

eMain USA, LLC                 Stockholder           1,000,000           6%

Quality Mortgage, LLC          Stockholder           1,050,000           6%

Montenagro Music LLC           Stockholder           1,400,000           8%

       TOTALS:                                       7,650,000          42%

          * Based upon a 13,850,000 shares of GloTech being exchanged at closing and a total of 17,250,000 post-Agreement outstanding securities of the Registrant; if all GloTech Stockholders become party to the Agreement as anticipated, there will be 19,200,000 post-Agreement outstanding securities of the Registrant.

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     (a)  See Item 1.

     The consideration exchanged under the Agreement was negotiated at "arms length," and the sole director of the Registrant used the following criteria in evaluating whether the Agreement should be completed: the relative value of the assets of the Registrant in comparison to those of GloTech; GloTech's present and past business operations; the future potential of GloTech; its management; and the potential benefit to the stockholders of the Registrant. The sole director determined that the consideration for the exchange was reasonable, under these circumstances, in his good faith judgment.

     No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in GloTech or the GloTech Stockholders prior to the completion of the Agreement; similarly, no nominee to become a director or any GloTech Stockholder or any beneficial owner of any GloTech Stockholder had any interest in the Registrant prior to the closing of the Agreement.

     (b) The Registrant is a successor to and intends to continue the planned business operations intended to be conducted by GloTech.

     The following is a summary of certain general information about GloTech:

History.
--------

     GloTech Industries, Inc. ("GloTech" or "the Company") was incorporated on July 18, 2002, under the laws of the State of Delaware upon procurement of an exclusive world-wide license to proprietary technology (including patents pending in the United States [and more recently, internationally] on the intellectual property; trademarks; and know-how) developed at the University of Florida by Dr. Christopher Niezrecki. Dr. Niezrecki, an assistant professor in mechanical engineering at University of Florida, and two engineering students, sought out to create a product that would make bicycling safer at night. They won a grant from the National Collegiate Inventors and Innovators Alliance to create a prototype of their original product, GlowBike. GlowBike is a proprietary patent pending technology based on the use of electroluminescent panels ("ELPs") that fasten to a bicycle frame or wheels. The technology uses electroluminescent strips ("EL lamps"), which are powered by a battery pack and emit a high intensity light of aqua, green or amber color. From the basis of this application, GloTech has developed other ELP applied products.

Products.
---------

     GloTech is currently launching GlowBike and has developed other products, which use similar ELP technology. GloTech has identified four markets that can readily utilize its technology: Vehicle Safety, Safety Apparel, Novelty, and Visual Enhancement/Emergency Lighting. GloTech intends to initially focus on the Vehicle Safety and Safety Apparel Markets, and then expand into the Novelty and Emergency Lighting markets.

     The Vehicle Safety Market, which includes bicycles, encompasses several other vehicles that would benefit from the use of this technology:
Motorcycles, Scooters, All Terrain Vehicles (ATV's), Water Sport Vehicles (Boats, JetSkis, Waterbikes) and Private Aircraft. Applications on automobiles will also fall into the novelty market.

     The Safety Apparel market includes users working in the following areas:
Traffic Safety Officials, Highway Personnel, Fire and Rescue Workers and others that need to be highly visible at dawn, dusk or at night. The Safety Apparel market includes consumers who purchase exercise safety equipment such as joggers and walkers.

     GloTech also believes it can sell applications using its technology as a novelty because the general public has a fascination with products that "light up" (i.e. children's shoes, concert glow jewelry, etc.), which includes the following potential venues: Specialty Advertisers, Colleges, Professional Sports, and Concert Promoters. Lastly, GloTech has been approached by pilots to install its technology as a back up lighting system for their gauges, which GloTech is referring to as Visual Enhancement/Emergency Lighting (or "GlowDash").

     GloTech has initially branded three products that are being taken to market:

     The GlowFrame kit with six EL lamps (0.25 inches wide and up to 25 inches in length) is designed to approach the vehicle safety market and attaches to the frame and seat stays of a bicycle and makes cycling at night, at dawn or dusk safer by dramatically improving the overall visibility of the bike and creating a distinctive pattern which is recognizable by motorists as that of a bicycle. This application can also be customized on other vehicles such as motorcycles, water sport vehicles, and private aircraft.

     The GlowWedge and GlowVest are products that integrate similar EL technology, the same power pack and are used by joggers, walkers, traffic safety officials, highway personnel and others that need to be highly visible at night. Two strips are each attached to the front and back of a lightweight mesh vest and powered by the Company's standard power pack.

Market Size.
------------

     GloTech intends to initially focus its efforts on the vehicle safety and apparel markets over the next twelve months, while at the same time exploring markets for its other applications. The U.S. and European markets collectively represent 200 million existing bicycles and annual sales of over 20 million new bicycles each. The global bicycle industry including bicycles, parts, and accessories, is estimated to have total retail sales in excess of $20 billion. The U.S. bicycle market generated sales in 2000 of $5.7 billion, with the specialty retail channel (bicycle shops and sporting goods stores) accounting for sales of 3.9 million bicycles with a value of $1.47 billion. The U.S. had total sales of 20.9 million bicycles in 2001. (Source: Bicycle Retailer and Industry News, 2002). Worldwide, approximately 500 million people jog, walk and purchase accessories regularly; and apparel worth $50 billion is bought annually by sports fans.

Safety Statistics.
------------------

     The GlowBike technology was inspired by several startling statistics. Annually, approximately 5,500 pedestrians and 1,000 cyclists are killed and 95,000 are injured by motor vehicles. Approximately 50% of the accidents occur in the dark. (Source: Accident Facts, National Safety Council). The U.S. Consumer Products Safety Commission reports about 1,000 deaths occur each year in cycling accidents. Riding after dark is cited as one of the top four highest risk factors. (Source: American Running and Fitness Association)
Most motorists involved in car/bicycle collisions report that they hit the cyclists because the bicycles and riders were not visible. Nighttime riding was 7.5 times more risky than daylight riding. (Source: U.S. Consumer Products Safety Commission) These accidents and deaths account for an astonishing $8 billion in medical and related costs. (Source: U.S. Department of Transportation)

Market Response.
----------------

     The concept of the GlowBike has received many favorable reviews from news media, bicycle retailers, and consumers. Articles concerning the initial invention and application for bicycles have appeared on ABC.com, in BusinessWeek, on USAToday.com, in Engineering Times, in the Tampa Tribune, in Yes Mag (Canada), in Bild der Wissenschaft (Germany), and in Current Science magazine.

     In addition to these responses, GloTech has received several communications from parties interested in producing and distributing various GloTech technologies. These responses have come from the U.S., China, Taiwan, the Netherlands, Germany, and the U.K. GloTech is presently negotiating distribution agreements with parties in Germany, Italy, the Netherlands and France.

Facilities and Production.
--------------------------

     GloTech is currently headquartered in the G-Tech Center in Gainesville, FL and has obtained inexpensive office and warehouse space on a monthly lease. Adjacent office space of up to 10,000 square ft. is available on short notice. Rent per square foot per month is $1.

     GloTech's manufacturing is currently outsourced with final assembly/customization done in-house for initial quality control. GloTech has been very diligent to componentize (i.e. build products on a modular design) so that production demands may keep pace with sales. Production capacity can be easily and dramatically increased as manufacturing and final assembly can be fully outsourced overseas where the EL lamps are currently being manufactured and labor costs are low, thus enhancing margins. Current suppliers include multiple sources for EL lamps within the US and Asia and an alliance with a power pack design company, which provides power supply technology.

Risk Factors.
-------------

     Risk factors include but are not limited to the following:

          Patent Rights: An application for a utility patent for use on bicycles has been filed by the University of Florida. In the event the patent is not granted, other participants may enter the bicycle market. While GloTech believes that it has a significant lead-time on potential market entrants, there can be no assurance of a sustainable advantage.

          Competition: Potential competitors with an established sales and marketing network, such as bicycle accessories dealers, manufacturers, distributor or others could challenge GloTech's first-mover advantage, economies of scale and established distribution links.

          Pricing: Pricing by other entrants could be competitive, as they might incur lower distribution and marketing costs. GloTech anticipates having the ability to counter with its direct sourcing policy from low-cost Asian manufacturers and a strategy to lock up distributors and retailers in exclusive agreements.

          Market Penetration: While interest from the media (CNN, Business Week and others) as well as from potential distributors abroad been high, sales and penetration of the market might prove slower and acceptance of the product might be lower than anticipated. In the event that bicycle dealers are not sufficiently interested in the product, advertising would have to be directed at consumers and small and fragmented interest groups, which will significantly increase advertising costs.

          Technical Difficulties: Delayed deliveries, quality problems and competition could occur. In such event, GloTech is positioned to react by obtaining components from multiple sources and by having its own purchasing office in Shanghai, through which GloTech has access to low cost manufacturing. Additionally, GloTech has technical and engineering assistance from the University of Florida, and its own R&D team. However, no assurance can be given that the Company will not experience significant technical difficulties that would negatively impact its ability to operate.

Management.
-----------

     Directors and Executive Officers.
     ---------------------------------

     The following members of the Board of Directors will serve until the next annual meeting of stockholders or until their successors have been elected and qualified. The officers serve at the pleasure of the Board of Directors.

Name                         Position                  Held Positions Since

Heinz Fraunhoffer            President                       3/26/03

     Heinz Fraunhoffer. From 2002 to present, Mr. Fraunhoffer has served as President and CEO of GloTech Industries, Inc.; from 2000 to 2003 he served as US representative for the German State of Baden-Wurttemberg, Ministry of Economics, Gainesville, Florida representing Baden-Wurttemberg as a high-tech region to investors in the Southeastern US; from 1998 to 2000 he served as Managing Director of Hormann Production Co. Ltd., Bielefeld, Germany and Beijing, China; from 1996 to 1997 he served as Sales & Marketing Manager, Controller for Kommerling PVC Profile Extrusion Co. Ltd. Pirmasens, Germany and Tianjin, China; and from 1992 to 1996 as an Analyst and Senior Consultant for market entry strategies for FCI Consulting Ltd., Hong Kong and Germany. Mr. Fraunhoffer holds a Master of Arts in Asian Studies and Economics, August 1991, from Johannes Gutenberg University, Mainz, Germany and a Master of Business Administration, April 2003, from University of Florida, Gainesville, FL.

Item 3.   Bankruptcy or Receivership.
          ---------------------------

     None, not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

     None, not applicable.

Item 5.   Other Events and Regulation FD Disclosure.
          ------------------------------------------

     On March 21, 2003, a forward split of two for one of the common stock of the Registrant that was effected by dividend became effective, and all computations herein take into account that dividend.

Item 6.   Resignations of Registrant's Directors.
          ---------------------------------------

     Pursuant to the Agreement, the current sole officer and director of GloTech was designated to serve on the Board of Directors of the Registrant and as sole executive officer of the Registrant until the next respective annual meetings of the stockholders and the Board of Directors and until his respective successors are elected and qualified or until his prior resignation or termination. Effective on March 26, 2003, Heinz Fraunhoffer will serve as sole director and President. The sole director and executive officer of the Registrant resigned on closing of the Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

             These financial statements will be provided within 75 days from the date of this Report or on or before June 10, 2003.

          (b)  Pro Forma Financial Information.

             These pro forma financial statements will be provided within 75 days from the date of this Report or on or before June 10, 2003.

          (c) Exhibits.

          2.1     Agreement and Plan of Reorganization

                         Exhibit A-     GloTech Stockholders
                         Exhibit B-     R & R Financial Statements
                         Exhibit B-1    R & R Financial Statements
                         Exhibit C-     Exceptions to R & R Financial
                                        Statements
                         Exhibit D-     GloTech Balance Sheet and
                                        Income Statement
                         Exhibit E-     Exceptions to GloTech Balance Sheet
                                        and Income Statement
                         Exhibit F-     Investment Letter
                         Exhibit G-     R & R Compliance Certificate
                         Exhibit H-     GloTech Compliance Certificate

           3.1     Certificate of Amendment for Name Change.

          99.1     Press Release.


Item 8.   Change in Fiscal Year.
          ----------------------

     None; not applicable.

Item 9.   Regulation FD Disclosure.
          -------------------------

     See the Press Release that was distributed on March 26, 2003, Exhibit
99.1 hereof.

                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GloTech Industries, Inc.

DATED:  April 7th, 2003                    /s/ Heinz Fraunhoffer
       ------------------                ----------------------------
                                         Heinz Fraunhoffer
                                         President and Director